Exhibit 99.1

FG Acquisition Corp. Announces Proposed Acquisition of Strong/MDI Screen Systems, Inc. and launch of Saltire Holdings, Ltd.

All amounts expressed in United States dollars (US$) unless otherwise noted

TORONTO, May 3, 2024 – FG Acquisition Corp. (TSX: FGAA.U, FGAA.WT.U) (“FGAC” or the “Corporation”), a special purpose acquisition company, and Strong Global Entertainment, Inc. (NYSE: SGE) (“Strong Global”) are pleased to announce the proposed acquisition (the “MDI Acquisition”) of Strong/MDI Screen Systems, Inc. (“MDI”) by FGAC, pursuant to an acquisition agreement (the “Acquisition Agreement”) dated May 3, 2024 between FGAC, Strong Global, MDI, FGAC Investors LLC and CG Investments VII Inc (together with FGAC Investors LLC, the “Sponsors”). The MDI Acquisition, together with the launch of FGAC’s new investment platform, will constitute FGAC’s qualifying acquisition.

“We are excited to present this qualifying acquisition to our shareholders and believe that MDI provides a compelling investment opportunity to acquire a leading global manufacturing and distribution business that will anchor our unique investment platform” said Larry G. Swets, Jr., Chief Executive Officer of FGAC.

In connection with the closing of the MDI Acquisition (“Closing”), the Corporation intends to rename itself Saltire Holdings, Ltd. (“Saltire”). Saltire intends to build and grow a portfolio of profitable and cash-flow generating private equity investments that would not otherwise be available to public market investors through its proprietary origination process, to maximize its intrinsic value on a per-share basis over the long-term by seeking to achieve superior investment performance commensurate with reasonable risk.

Mark Roberson, Chief Executive Officer of Strong Global, commented, “MDI is a global leader in cinema and entertainment, and being part of Saltire will provide greater access to the Canadian financial markets as the management team executes on its growth plans. For Strong Global, this represents an opportunity to unlock the value of our investment in MDI and we look forward to participating in the future growth and success of Saltire.”

“We are delighted to be partnering with the teams at MDI and FGAC for the launch of Saltire Holdings. This platform will aim to benefit both business owners and investors seeking a differentiated long-term platform”, commented Andrew Clark, proposed Chief Executive Officer of Saltire Partners, Inc.

Following Closing, the Corporation will be led by Larry G. Swets, Jr., as Executive Chairman, Andrew Clark as Chief Executive Officer, Hassan Baqar as Chief Financial Officer and Robert Clark as Chief Investment Officer, whose services will be provided pursuant to the Management Agreement. The Corporation’s board of directors will consist of Larry G. Swets, Kyle Cerminara, Andrew Clark, Shaun Alie, Robert Clark, Andrew B. McIntyre and Dr. Richard E. Govignon.

FGAC’s currently issued and outstanding Class A restricted voting shares (the “Class A Restricted Voting Shares”) and share purchase warrants (the “Warrants”) are listed on the Toronto Stock Exchange (the “TSX”). In addition, the Corporation has 2,875,000 Class B shares (the “Class B Shares”) issued and outstanding. It is a condition of Closing that the Common Shares (as defined below) be listed and the Warrants continue to be listed on the TSX. The Corporation has reserved the symbols “SLT” and “SLT.WT” for the Common Shares and Warrants, respectively.

Saltire: Long-Term Capital Partner

Saltire’s investment objectives will be to provide shareholders with long-term total returns through capital appreciation by investing in securities of portfolio companies that will be actively managed and that the Manager believes are under-valued. The Manager, in evaluating potential investments, will focus on some of the following

●	management strength, including experience, alignment and bench strength;

●	top- and bottom-line growth opportunities, both organic and inorganic, including the degree of visibility into this growth and the opportunity for re-investment of capital in support of growth opportunities;

●	operational execution and the sustainability of the business model, including barriers to entry, competitive position and durability of cash flows;

●	profitability, including margin trajectory, operating leverage, free cash flow conversion, and per share compounding expectations;

●	capital intensity, including returns on capital, capital expenditure requirements and balance sheet capacity; and

●	corporate health and risk, including risk assessment and mitigation strategies.

Concurrently with Closing, Saltire will enter into a management agreement (the “Management Agreement”) with Saltire Partners, Inc. (the “Manager”), which will act as the manager and promoter of Saltire and will provide management services to Saltire. Saltire’s unique structure will also include a 20% ownership position in the Manager, a stand-alone investment manager that will seek to develop, through organic growth and selected strategic acquisitions, a strong and differentiated asset management platform. The Manager will also have executive responsibilities at Saltire, including investment and capital allocation decisions.

Saltire will seek to hold investments until it believes market valuations materially exceed inherent underlying valuation of the business, using traditional valuation metrics appropriate for each industry. In so doing, Saltire intends to be a permanent capital partner for the companies it invests in. Accordingly, Saltire’s principal form of return will be through aggregating and compounding cash flows over the long-term

MDI Investment Highlights

MDI is a leading manufacturer and distributor of premium large format projection screens to the cinema industry in North America and around the globe. MDI has contractual relationships to supply screens to IMAX, AMC, Cinemark and many of the other major cinema operators worldwide. It also manufactures innovative screen support structures custom-built to adapt to virtually any venue requirement, with a unique self-standing modular construction that allows for easy assembly and adjustable size.

MDI also sells to non-cinema customers, such as theme parks, immersive attractions, and other entertainment venues as well as for use in training simulators. Some of these other customer verticals include the largest theme park operators in the world, immersive venues such as the Illuminarium and the immersive Van Gogh exhibits. MDI is also a subcontractor on several large government projects providing its projection screen technology for use in military training simulators.

MDI’s management believes that MDI’s screens are among the highest quality in the industry in terms of performance including the amount of gain (or brightness of the image reflected from the screen’s surface), viewing angles, and other characteristics important to the viewing experience. The high-quality is driven by the innovative manufacturing process, focus on quality control and MDI’s proprietary coatings. MDI’s management believes that it is the only major screen manufacturer that develops and produces its own proprietary coatings, which are critical to the overall quality and continued innovation of MDI’s screens.

Summary of the MDI Acquisition

On May 3, 2024 FGAC and the Sponsors entered into the Acquisition Agreement with Strong Global and MDI, pursuant to which FGAC intends to acquire, directly or indirectly, all of the outstanding shares in the capital of MDI. As a result of the MDI Acquisition, MDI will become a wholly-owned subsidiary of FGAC. The MDI Acquisition will constitute FGAC’s Qualifying Acquisition, and values MDI at a pre-money valuation of $30 million (as adjusted pursuant to the Acquisition Agreement, the “MDI Equity Value”).

On Closing, FGAC will satisfy the Purchase Price (as defined in the Acquisition Agreement) with: (i) cash, in an amount equal to 25% of the net proceeds of a concurrent private placement, if any (the “Cash Consideration”), (ii) the issuance to Strong Global of preferred shares (“Preferred Shares”) with an initial preferred share redemption amount of $9,000,000, and (iii) the issuance to Strong Global of that number of Common Shares equal to (a) the MDI Equity Value minus (x) the Cash Consideration and (y) the Preferred Shares, divided by (b) $10.00.

Upon completion of the MDI Acquisition, (a) the Class A Restricted Voting Shares not required to be redeemed will convert into Common Shares on a one for one basis, (b) the Class B Shares will be exchanged for Common Shares, and (c) the Common Shares and Warrants will trade separately on the TSX, subject to meeting the TSX listing requirements. Listing of the securities issuable pursuant to the MDI Acquisition is subject to the TSX listing requirements.

The Closing is conditional on, among other things, there being no legal impediments to Closing and all required authorizations, consents and approvals necessary to effect Closing having occurred, or being filed or obtained, as applicable, the Common Shares being conditionally listed for trading on a stock exchange, the approval of the Qualifying Acquisition by the holders of Class A Restricted Voting Shares at a meeting of shareholders to be held in connection with the Qualifying Acquisition, receipts having been obtained for both the preliminary and final prospectus and other usual and customary conditions for transactions of this nature. The obligations of Strong Global at Closing are also conditional on, among other usual and customary conditions for transactions of this nature, (a) the truth and accuracy of FGAC’s representations and warranties, (b) the compliance and/or performance by FGAC of its covenants under the Acquisition Agreement, and (c) there having been no material adverse change with respect to FGAC. The Closing is also conditional on, among other usual and customary conditions for transactions of this nature, the following conditions of Closing in favour of FGAC: (a) the truth and accuracy of Strong Global and MDI’s representations and warranties, (b) the compliance and/or performance by Strong Global and MDI of their covenants under the Acquisition Agreement, (c) the completion of all required third party authorizations, consents and approvals, and (d) there having been no material adverse change with respect to MDI or its business and there being no events, facts or circumstances that shall have occurred which would result or which could reasonably be expected to result, individually or in the aggregate, in a material adverse change with respect to MDI or its business.

The expenses relating to the completion of the MDI Acquisition as well as funds required for the ongoing operations of the Corporation will be funded from a combination of (i) cash available to FGAC from the sale of the Sponsors’ Warrants and the OTM Warrants to the Sponsors, its IPO and the closing of the over-allotment option granted in connection with the IPO, plus (ii) accrued interest on invested cash less taxes on interest earned, less (iii) any amounts used to settle redemptions of Class A Restricted Voting Shares, if any (currently held in escrow), plus (iv) cash on hand (including a portion of the cash received pursuant to a concurrent private placement, if any).

It is anticipated that, upon completion of the MDI Acquisition, on a non-diluted basis and assuming completion of a $10 million private placement and the issuance of 338,560 Common Shares to CG Investments VII Inc. as consideration for its deferred underwriting fee:

●	the shareholders of Class A Restricted Voting Shares (immediately before the Closing), which consist of FGAC’s current public shareholders, will hold an ownership interest of approximately 1.62% in Saltire;

●	the Sponsors will hold an aggregate ownership interest of 51.42% in Saltire;

●	Strong Global will hold an ownership interest of approximately 29.6% in Saltire;

●	there will be 10,100,000 Warrants to acquire Common Shares outstanding; and

●	there will be 1,500,000 OTM Warrants to acquire Common Shares outstanding.

Timing and Additional Information

Pursuant to applicable rules, the Corporation will file with the Canadian securities regulatory authorities in each of the provinces and territories of Canada (other than Quebec) a preliminary non-offering prospectus containing disclosure regarding MDI and the Qualifying Acquisition. Once filed, the preliminary prospectus may be viewed by shareholders and interested parties under FGAC’s profile on the System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.

In connection with the proposed Qualifying Acquisition, the Corporation will call a special meeting of the shareholders of the Corporation (the “Meeting”). At the Meeting, shareholders entitled to vote will be asked to consider and approve, in addition to the Qualifying Acquisition, an amendment of the articles of FGAC to: (i) provide that the Corporation’s outstanding Class B Shares automatically convert into Common Shares on Closing rather than proportionate voting shares; (ii) create a class of preferred shares, issuable in series; and (iii) remove the Class A Restricted Voting Shares, Class B Shares and proportionate voting shares. As the MDI Acquisition constitutes a “related party transaction” under applicable securities laws, the MDI Acquisition and the approval thereof will be subject to the provisions of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions and a formal valuation of MDI will be provided to FGAC shareholders.

Goodmans LLP is acting as legal counsel to the Corporation and Canaccord Genuity Corp. is acting as financial advisor. Gowling WLG is acting as legal counsel to Strong Global and MDI.

Further details are set out in an investor presentation (the “Investor Presentation”) and the Acquisition Agreement, which will be filed under FGAC’s profile on SEDAR+ at www.sedarplus.ca.

About FGAC

FG Acquisition Corp. is a special purpose acquisition company incorporated under the laws of British Columbia for the purpose of effecting, directly or indirectly, an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization, or any other similar business combination involving the Corporation. Kyle Cerminara serves as Chairman, Larry Swets, Jr. serves as Director and Chief Executive Officer, and Hassan R. Baqar serves as Director and Chief Financial Officer of the Corporation. In addition, Robert I. Kauffman, a former co-founder and Principal of Fortress Investment Group, serves as a Senior Advisor to the Corporation. The Corporation received $115 million of proceeds from its initial public offering which was completed on April 5, 2022 and the closing of the over-allotment option granted in connection with such initial public offering which was completed on April 20, 2022. The gross proceeds of the offering were placed in an escrow account with TSX Trust Company immediately thereafter and will be released upon consummation of the Qualifying Acquisition in accordance with the terms and conditions of the escrow agreement.

About MDI

MDI is a leading global manufacturer and distributor of premium large format projection screens and coatings. MDI supplies cinema screens to IMAX, AMC, Cinemark and many of the other major cinema operators worldwide. MDI also manufactures innovative screen support structures custom built to adapt to virtually any venue requirement. MDI also manufactures specially designed screens, haptic flooring and other solutions for theme parks, immersive applications such as interactive dark rides, 3D/4D theme park rides, flying theaters and motion simulators. MDI’s manufacturing facility is located in Joliette, Quebec, Canada.

About Saltire

Following Closing, Saltire will be a long-term capital partner that intends to invest in equity, debt and/or hybrid securities. It is intended that investments made by Saltire will consist of meaningful and influential stakes in carefully selected private companies that the Manager believes are under-valued businesses with high barriers to entry, predictable revenue streams, cash flows and defensive characteristics, with a view to significantly improve the fundamental value over the long-term. Although Saltire intends to primarily invest in private companies, Saltire may, in certain circumstances if the opportunity arises, also explore potential investments in public companies to the extent it is able to identify opportunities for take-private transactions that otherwise fall within Saltire’s investment strategy. This opportunity will provide retail investors access to private and control-level investments typically reserved for larger players, while maintaining liquidity, as well as an ownership interest in the Manager.

Forward-Looking Statements

Certain statements in this news release are prospective in nature that constitute forward-looking information and/or forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements include, but are not limited to, statements concerning the completion and proposed terms of, and matters relating to, the MDI Acquisition, the Qualifying Acquisition, the level of share redemptions, the listing of common shares and warrants on the TSX, the expected impact of the MDI Acquisition on the business of MDI, the expected operations, financial results and condition of the Corporation following the MDI Acquisition, and MDI’s and Saltire’s business plans, strategies and growth prospects, opportunities for their respective investors, and use of proceeds, as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, outlook, circumstances, performance or expectations that are not historical facts.

Forward-looking statements generally, but not always, can be identified by the use of forward-looking terminology such as “outlook”, “objective”, “may”, “could”, “would”, “will”, “expect”, “intend”, “estimate”, “forecasts”, “project”, “seek”, “anticipate”, “believes”, “should”, “plans” or “continue”, or similar expressions suggesting future outcomes or events and the negative of any of these terms.

Forward-looking statements reflect management’s current beliefs, expectations and assumptions and are based on information currently available to management. With respect to the forward-looking statements included in this news release, the Corporation has made certain assumptions with respect to, among other things, approval of various matters by the shareholders of the Corporation, the number of Class A Restricted Voting Shares that will be subject to redemption in connection with the MDI Acquisition, the exercise of the Warrant Put Rights, the anticipated receipt of any required regulatory approvals and consents (including the approval of the TSX of the MDI Acquisition and the approval of the TSX to list the Common Shares and the Warrants), the expectation that no event, change or other circumstance will occur that could give rise to the termination of the Acquisition Agreement or the proposed Private Placement, the expenses and timing of Closing, that the Corporation is capable of meeting and will meet its future objectives and strategies, that the Corporation’s future projects and plans are achievable and will proceed as anticipated, the Corporation’s competitive position in its industry, the Corporation’s ability to successfully predict and respond to client preferences and demand, availability of favourable regulations and government incentives affecting the industry and markets in which the Corporation operates, that the Manager will be able to identify suitable investment opportunities in Portfolio Companies and that the Corporation will be able to complete investments in such Portfolio Companies, competition, including from established and future competitors, the Manager’s ability to attract and retain management and other employees who possess specialized knowledge and technical skills, and general economic and market growth rates, currency exchange and interest rates and competitive intensity.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the future circumstances, outcomes or results anticipated or implied by such forward-looking statements will occur or that plans, intentions or expectations upon which the forward-looking statements are based will occur. By their nature, forward-looking statements involve known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. Factors that could cause such differences include, but are not limited to: inability to predict future results of operations and other operating metrics, which fluctuate from quarter to quarter, the impact of fluctuations in foreign currency exchange rates on earnings, the Corporation’s failure to outperform its competitors and keep pace with industry and technological changes in an evolving and competitive market, failure to attract or retain clients or generate growth and revenue for the Corporation, the impact on the Corporation’s growth and/or tax profile of applicable tax laws, damages or penalties imposed as a result of civil litigation or regulatory enforcement actions, the business of the Corporation being disrupted as a result of operational risks or otherwise, dependence on third party service providers, suppliers and other third-party relationships, non-performance or early termination of contracts, alleged infringement of the intellectual property rights of third parties, the Manager being unable to attract and retain skilled personnel and qualified management, changes in business, economic or political conditions impacting the Corporation’s business and reputation, the Manager not being able to identify suitable investment opportunities in Portfolio Companies or the Corporation not being able to complete investments in such Portfolio Companies, the Corporation being unable to raise additional funds to meet its capital requirements, the Corporation not being able to continue as a going concern, Saltire failing to obtain or maintain adequate insurance coverage, potential conflicts of interest arising with the Sponsors in determining whether the MDI Acquisition is appropriate, failure to satisfy the conditions precedent and required approvals in connection with the MDI Acquisition, termination of the MDI Acquisition, delays or amendments to the implementation of the MDI Acquisition, costs relating to the MDI Acquisition having to be paid even if the MDI Acquisition is not completed, losses arising from any misrepresentations in the representations, warranties and covenants of MDI or Strong Global pursuant to the Acquisition Agreement, which terminate on Closing, subsequent to the completion of the MDI Acquisition, the Corporation having to take write-downs or write-offs, restructuring or other charges, the TSX not approving the MDI Acquisition and the Corporation’s securities for listing, and the Corporation’s ability to comply with continued listing standards, the MDI Acquisition’s benefits not meeting the expectations of investors or securities analysts, the impact of FGAC shareholders redeeming their shares for cash, there being no market for the Corporation’s securities, fluctuations in the market price of the Common Shares, sales of Common Shares by significant shareholders, increases in the number of shares eligible for future resale in the public market and dilution as a result of Warrants, OTM Warrants, or other convertible or exchangeable securities becoming exercisable for Common Shares, the Warrants never being in-the-money, FGAC being unable to continue as a going concern and consummate a qualifying acquisition, the Corporation incurring significant expenses and devoting significant resources and management time as a result of being a public company, the Manager and the Corporation’s executive officers having limited experience in managing a public company, the Corporation being unable to implement and maintain effective internal controls over financial reporting, securities or industry analysts not publishing research, or publishing inaccurate or unfavourable research about the Corporation, and the Corporation’s management having broad discretion in the use of FGAC’s escrowed funds and the net proceeds from a private placement, if completed.

All forward-looking statements included in and incorporated into this news release are qualified by these cautionary statements. Unless otherwise indicated, the forward-looking statements contained herein are made as of the date of this news release, and except as required by applicable law, the Corporation does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION PLEASE CONTACT:

Hassan R. Baqar, Director and Chief Financial Officer, FG Acquisition Corp., hbaqar@sequoiafin.com, or (847) 791-6817.

or

Mark D. Roberson, Director and Chief Executive Officer, Strong Global Entertainment, Inc., ir@strong-entertainment.com, or (704) 471-6784.